Exhibit 5.1

Our File No.	1007463-254429
Date	July 23, 2018

Electrameccanica Vehicles Corp.
102 East 1st Avenue
Vancouver, British Columbia
Canada V5T 1A4

Dear Sirs:

Re: Electrameccanica Vehicles Corp. - Registration Statement on Form F-1

We have acted as special legal counsel to Electrameccanica Vehicles Corp., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 filed on February 1, 2018 (as amended and supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offering (the “Offering”) for sale to The Benchmark Company, LLC, ThinkEquity, a division of Fordham Financial Management Inc. and Cuttone & Co., LLC (together the “Underwriters”) of an aggregate of up to US$25,000,000 of units, plus an additional US$3,750,000 of units pursuant to an over-allotment option granted to the Underwriters (each, a “Unit”) at an offering price to be determined by the Company and the Underwriters (the “Offering Price”), and the public offering of such securities by the Underwriters.

Each Unit consists of (i) one common share without par value in the capital of the Company (each a “Share”) and (ii) one common share purchase warrant (each, a “Warrant”). The Units will not be issued or certificated, and, although the Shares and Warrants will be purchased together in the Offering, the Shares and Warrants will be issued separately. Each Warrant entitles the holder to purchase one common share without par value in the capital of the Company (each a “Warrant Share”) at an exercise price per Warrant Share equal to 125% of the final Offering Price of the Units sold in the Offering for a period of five years following its date of issue.

Pursuant to the underwriting agreement to be entered into among the Company and the Underwriters, the Company agrees to issue to the Underwriters, as partial compensation for their services, common share purchase warrants (each, an “Underwriter Warrant”) in an amount equal to 1.5% of the Shares sold in the Offering and 1.5% of the Shares underlying the Warrants sold in the Offering to investors introduced to the Underwriters by the Company and 4% of the Shares sold in the Offering and 4% of the Shares underlying Warrants sold in the Offering to all other investors in the Offering. Each Underwriter Warrant will entitle the holder to purchase one Share (each, an “Underwriter Warrant Share”) commencing six months after the effective date of the Registration Statement (the “Effective Date”) at a price per Underwriter Warrant Share equal to 125% of the final Offering Price of the Units sold in the Offering and expiring five years following its date of issue.

July 23, 2018 Page 2

In connection with this opinion, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act (the “BC Business Corporations Act”). We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	the Units have been duly authorized by all necessary corporate action by the Company;

2.	the Shares have been duly authorized and, when the Shares are issued and sold in the manner and under the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable;

3.	The Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance;

July 23, 2018 Page 3

4.	The Underwriter Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance;

5.	The Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, will be validly issued, fully paid and non-assessable; and

6.	The Underwriter Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Underwriter Warrants as contemplated by the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

/s/ McMillan LLP